Exhibit 24


						POWER OF ATTORNEY



	Jeffrey Martin has
signed certain of these documents as an Authorized
Signatory.  Note that
copies of the applicable Statement Appointing Designated
Filer and
Authorized Signatories are already on file with the appropriate agencies.